Yuhe International, Inc.

Yuhe International, Inc. Provides Incremental Acquisition-Related Documentation

Weifang, Shandong Province, the P.R.C. June 16, 2011 - Yuhe International, Inc. (NASDAQ: YUII) (“Yuhe” or the “Company”), a leading supplier of day-old chickens raised for meat production, or broilers, in the People's Republic of China (“PRC”), today announced that the Company provides incremental documentation relating to the acquisition conducted in December 2009, when it entered into an agreement to purchase 13 breeder farms from Weifang Dajiang Corporation.

The Company hereof attach the following Chinese documents as an evidence of the take-over progress:

(1) The Notice Letter of staff appointment for the acquired breeder farms
(2) The renovation contract for one of the acquired breeder farms with associated pay check stub

The Company will continue to disclose the renovation contracts relating to the acquired breeder farms in 24 hours via Yuhe’s below website, in addition to the documents disclosed in its press release dated June 14, 2010:

http://www.yuhepoultry.com/newEbiz1/EbizPortalFG/portal/html/yz.html?GeneralContentShow_DocID=c373e91c4a72d7c58fefb464b58fb185

Mr. Zhentao Gao, Chairman and Chief Executive Officer of Yuhe International, commented, "The renovation contracts and employee appointment updates are solid evidence of our take-over progress of the acquisition we entered into with Weifang Dajiang Corporation in December, 2009. Yuhe generally conducts a two to three-month facility restoration and employee training program to facilitate a smooth transition on the acquired breeder farms, after all existing breeding stocks are retired from the acquired breeder farms. We will continue to disclose incremental documentation, if necessary, to validate our business and to provide greater transparency in our operations for our shareholders.”

About Yuhe International, Inc.
Yuhe International, Inc. is one of the largest day-old broiler producers in China. Founded in 1996, the Company operates in the middle of the commercial broiler chicken supply chain, where it purchases parent breeding stock from breeder farms, raises them to produce hatching eggs, and hatches the eggs to live day-old broilers, which are then sold through 38 distributors to its end-users, such as integrated chicken companies and broiler raisers. Headquartered in Weifang, Shandong province, the Company has two operational subsidiaries, Weifang Yuhe Poultry Co. Ltd. and Weifang Taihong Feed Co. Ltd., the latter of which largely supplies the Company's internal demand for chicken feed. Currently, the Company has approximately 1600 employees with 43 breeding farms and three hatchery facilities. Approximately 90% of the Company’s current sales are in Shandong province with a customer base across ten provinces in China. The Company has passed ISO9001 certification and operated imported state-of-the-art equipment, adhering to the international standard of operation. For more information about the Company and its products, please visit http://www.yuhepoultry.com.

Cautionary Statement
 This press release contains forward-looking statements concerning the Company’s business, products and financial results. The Company’s actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond the Company’s control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Contact Information:

Yuhe International, Inc.
www.yuhepoultry.com
Ms. Serena Wu
Investor Relations Manager
+1 (646) 502-8625
Email: serena.wu@yuhepoultry.com

Mr. Vincent Hu
Chief Financial Officer
Email: vincent.hu@yuhepoultry.com